EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Press Contact and Investor Contact:
Douglas W. McMinn
703/934-3655

KAISER GROUP HOLDINGS ANNOUNCES

DATE OF REDEMPTION FOR PREFERRED STOCK

FAIRFAX, VA October 13, 2005 - Kaiser Group Holdings, Inc. (OTCBB and Pink Sheets:  KGHI) announced today that November 17, 2005 is the effective date of the redemption of $11,408,705.00 liquidation preference of its Series 1 Redeemable Cumulative Preferred Stock.  The redemption will be on a pro rata basis, in accordance with the terms of the Series 1 Redeemable Cumulative Preferred Stock, which requires at least 30 days’ notice of the redemption.

This redemption will redeem all of the outstanding Series 1 Redeemable Cumulative Preferred Stock not currently owned by an affiliated entity of the Kaiser Group Holdings, Inc.

This release contains, and Kaiser’s periodic filings with the Securities and Exchange Commission and written or oral statements made by Kaiser’s officers and directors to press, potential investors, securities analysts and others, may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These forward-looking statements are not historical facts, but rather are predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee” or other words or phrases of similar import.  Similarly, statements that describe or contain information related to matters such as Kaiser’s intent, belief, or expectation with respect to financial performance, claims resolution, cash availability, stock redemption plans, contract awards and performance, potential acquisitions and joint ventures, and cost-cutting measures are forward-looking statements.  These forward-looking statements often reflect a number of assumptions and involve known and unknown risks, uncertainties and other factors that could cause Kaiser’s actual results to differ materially from those currently anticipated in these forward-looking statements.  In light of these risks and uncertainties, the forward-looking events might or might not occur.